UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): JULY 21, 2006

                              ALPHA INNOTECH CORP.
             (Exact name of registrant as specified in its charter)

          DELAWARE                      1-14257                  58-1729436
(State or other jurisdiction          (Commission              (IRS Employer
       of incorporation)              File Number)           Identification No.)

2401 MERCED STREET, SAN LEANDRO, CALIFORNIA                         94577
 (Address of principal executive offices)                        (Zip Code)

       Registrant's telephone number, including area code: (510) 483-9620

                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(B))

[_] Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On July 21, 2006, Alpha Innotech Corp. (the "Company") issued a subordinated Senior Convertible Note in the principal amount of $375,000 (the "Note") and a warrant to purchase 125,000 shares of the Company's common stock (the "Warrant"). The Company will use the proceeds from the private placement for general corporate purposes.

         The Note and the Warrant were issued pursuant to a Securities Purchase Agreement (the "Purchase Agreement") between the Company and ETP/FBR Venture Capital II, LLC (the "Purchaser"). The Note will bear interest at a rate of 3% per year and is due on July 20, 2011 (the "Maturity Date"). During the occurrence of an "Event of Default" under the Note, the Note will bear interest at a rate of 10% per year. The Note is convertible into shares of common stock of the Company at an initial conversion price of $1.60 per share at any time at the election of the Purchaser; provided, however, that if the Company will issue any securities ("New Securities") within 180 days of the issuance of the Note, the Purchaser, in its sole discretion, can convert the Note into such New Securities at the same purchase price and on the same terms and conditions as the Company offering such New Securities to third parties. If the closing price of the Company's common stock has been at or above $2.50 per shares for at least 30 consecutive business days, then any remaining principal outstanding under the Note will automatically convert into common stock of the Company. The Warrant is exercisable from the six month anniversary of the issuance through July 20, 2016 at the price of $1.20 per share.

         The Note is subordinate in right of payment to the Company's existing "Senior Debt", specifically (1) Loan and Security Agreement with BFI dated March 9, 2004; and (2) the Secured Promissory Note dated April 8, 2005 and related loan documents in favor of Alexandria Finance, LLC. The Notes will also be subordinate in right of payment to a working capital line in an amount not to exceed $5 million into which the Company may enter in the future with prior written consent of the Purchaser.

                  The securities sold pursuant to the Purchase Agreement have not yet been registered under the Securities Act of 1933 and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements. Pursuant to the Purchase Agreement, the Company is required to file a registration statement before December 31, 2006 for purposes of registering the resale of the shares of Common Stock issuable upon conversion of the Note and the Warrant.

         Pursuant to the Purchase Agreement, the Company has agreed to indemnify the Purchaser, its affiliates and agents, against certain liabilities, including liabilities under the Securities Act of 1933, as amended. William Snider, a director of the Company, is a general partner of the Purchaser. William Snider is also a general partner of ETP/FBR Venture Capital LLC, which currently owns approximately 15% of common stock of the Company, as reported in the Company's Proxy Statement filed with the Securities and Exchange Commission on May 1, 2006.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

         The description of the Purchase Agreement, the Note and the Warrant set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES.

         On July 21, 2006, the Company completed a private placement offering of subordinated Senior Convertible Note with the principal amount of $375,000 due in 2011 (the "Note"). The Note is convertible into shares of common stock of the Company at an initial conversion price of $1.60 per share of common stock. The description of the Purchase Agreement, the Note and the Warrant set forth in
Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

         The securities were offered pursuant to exemptions from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D. There was a total of one purchaser, which was an "accredited investor" as such term is defined in Regulation D. A legend was placed on each certificate indicating that the Note and the Warrant have not been registered and are restricted from resale.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ALPHA INNOTECH CORP.

Date:    July 26, 2006                      By:      /S/ RON BISSINGER
                                               ---------------------------------
                                               Ron Bissinger
                                               Chief Financial Officer and
                                               Chief Operating Officer